ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel: 2851 7954
Fax: 2545 4086

B.Soc, Sc., ACA., LLB
CPA(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kandi Technologies, Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment of Kandi Technologies, Corp. to be filed with the Securities and Exchange Commission on or about February 24, 2011, filed pursuant to the Securities Act of 1933, of our report dated March 31, 2010, with respect to the financial statements of Kandi Technologies, Corp. for the year ended December 31, 2009. We also consent to the reference to our firm under the caption "Experts".

ALBERT WONG & CO.
Certified Public Accountants

Hong Kong, China
February 24, 2011